UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota		55126-2966
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 483-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Purchase Agreement

On May 9, 2007, Deluxe Corporation, a Minnesota corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc., as representative of the several initial purchasers (the “Initial Purchasers”) listed in Schedule I to the Purchase Agreement, to sell to the Initial Purchasers $200,000,000 of the Company’s 7.375% Senior Notes due 2015 (the “Notes”) pursuant to the Indenture referred to below. The net proceeds of the offering, after deducting estimated discounts, fees and expenses, are expected to be approximately $196.0 million. The net proceeds were used to repay approximately $42.0 million outstanding under the Company’s $275.0 million line of credit and the Company intends to use the remaining net proceeds to repay the aggregate principal amount of its 3.5% notes outstanding upon their maturity on October 1, 2007 and for general corporate purposes. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights and obligations of the parties and termination provisions. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain of the Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates. J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, BNY Capital Markets, Inc., Mitsubishi UFJ Securities International plc, NatCity Investments, Inc. and BNP Paribas Securities Corp., or their respective affiliates, are lenders under one or both of the Company’s revolving credit facilities. An affiliate of J.P. Morgan Securities Inc. is the administrative agent under the Company’s revolving credit facilities. Affiliates of BNY Capital Markets, Inc., Mitsubishi UFJ Securities International plc and Wachovia Capital Markets, LLC serve as documentation agents under one or both of the Company’s revolving credit facilities. An affiliate of Wachovia Capital Markets, LLC is the syndication agent under the Company’s 2005 revolving credit facility. Affiliates of certain of the Initial Purchasers are customers of one or more of the Company’s affiliates in the ordinary course of business.

The closing of the sale of the Notes occurred on May 14, 2007. The Notes have not been registered under the Securities Act of 1933 (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then resold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons pursuant to the exemption from registration provided by Regulation S under the Securities Act.

Indenture

On May 14, 2007, the Company entered into an Indenture (the “Indenture”) with The Bank of New York Trust Company, N.A. (the “Trustee”), a national banking association, as trustee, regarding the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Indenture sets forth the terms of the Notes, including, without limitation:

Maturity. The Notes will mature on June 1, 2015.

Interest Payments. The Company will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2007, at a rate of 7.375% per annum.

Optional Redemption.  At any time prior to June 1, 2010, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the proceeds of one or more equity offerings of the Company’s common shares at a redemption price of 107.375% of the principal amount of the Notes, together with accrued and unpaid interest, subject to certain limitations. At any time prior to June 1, 2011, the Company may also redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest plus an applicable premium set forth in the Indenture. At any time on or after June 1, 2011, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture.

Mandatory Offers to Purchase.  Upon the occurrence of a change of control (as defined in the Indenture), the Company will be required to make an offer to purchase all of the Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest. Upon certain assets dispositions, the Company will be required to use the proceeds therefrom to make an offer to purchase the Notes at 100% of their principal amount, together with accrued and unpaid interest, if it does not use such proceeds within 365 days to repay its indebtedness or to enter into an agreement to invest in capital assets or capital stock of a restricted subsidiary.

Ranking.  The Notes are general unsecured obligations of the Company ranking equally in right of payment with the Company’s existing and future unsecured unsubordinated debt.

Covenants and Events of Default.  The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to incur certain additional indebtedness or liens, issue redeemable stock and preferred stock, pay dividends or distributions, make loans and investments, consolidate or merge, or sell all or substantially all of its assets, among other things. If an event of default occurs and continues, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issue and sale of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated May 14, 2007, between the Company and J.P. Morgan Securities Inc., as representative of the Initial Purchasers. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file with the SEC a registration statement under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with identical terms, except that the Exchange Notes will not be subject to certain restrictions on transfer or to any increase in annual interest rate. If the exchange offer is not completed on or before the date that is 340 days after May 14, 2007, the Company will be required to pay additional interest to the holders of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

General

The foregoing descriptions are summaries of, and do not purport to be complete descriptions of, the terms, conditions or covenants of the Purchase Agreement, the Indenture and the Registration Rights Agreement. Such descriptions are qualified in their entirety by reference to the full terms, conditions and covenants of the Purchase Agreement, the Indenture and the Registration Agreement.

Item 2.03                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01 of this report.

Item 9.01                        Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of May 14, 2007, by and between the Company and The Bank of New York Trust Company, N.A., as trustee (including form of 7.375% Senior Notes due 2015)

4.2

Registration Rights Agreement, dated May 14, 2007, by and between the Company and J.P. Morgan Securities Inc., as representative of the several initial purchasers listed in Schedule I to the Purchase Agreement

10.1	Purchase Agreement, dated May 9, 2007, by and between the Company and J.P. Morgan Securities Inc., as representative of the several initial purchasers listed in Schedule I to the Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELUXE CORPORATION

Date: May 15, 2007	By:	/s/ Anthony C. Scarfone
Anthony C. Scarfone
Senior Vice President, General Counsel
and Secretary